Morgan Stanley Technology Fund
                     Item 77(o) 10f-3 Transactions
                  April 1, 2002 - September 30, 2002


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Jetblue  04/11/02   $27.00   1,400   0.160%  $158,490,000  0.0040     UBS
Airways                                                       %     Warbur
Corp.                                                                  g
Lin TC   05/03/02   $22.00   61,000  0.010%  $374,000,000  0.3590   Deutsc
Corp./TV                                                      %       he
L                                                                    Bank
Premcor  04/29/02   $24.00   2,100   0.010%  $432,000,000  0.0014   Credit
Inc.                                                          %     Suisse
                                                                     First
                                                                    Boston
Sabre    04/04/02   $44.50   40,000  0.160%  $364,900,000  0.500%   Goldma
Holdings                                                               n
Corp.                                                               Sachs/
                                                                    Credit
                                                                    Suisse
                                                                     First
                                                                    Boston